UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) January 24, 2012

Bar Harbor Bankshares
(Exact Name of Registrant as Specified in Its Charter)

Maine
(State or Other Jurisdiction of Incorporation)

001-13349                      01-0393663
(Commission File Number) (IRS Employer Identification No.)

P.O. Box 400
Main Street, Bar Harbor, ME 04609-0400
(Address of Principal Executive Offices) (Zip Code)

(207) 288-3314
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

____    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

____    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

____    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

Bar Harbor Bankshares issued a press release today announcing, that its Board of Directors declared a quarterly cash dividend of 28.5 cents per share of common stock, representing an increase of 0.5 cents, or 1.8% compared with the prior quarter, and an increase of 1.5 cents or 3.8% compared with the first quarter of 2011. The dividend will be payable to all shareholders of record as of the close of business February 15, 2012 and will be paid on March 15, 2012. A copy of the Company’s press release is filed with this current report as an exhibit.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

            (d)    Exhibits No. Description

                    99.1      Copy of Company’s press release dated January 24, 2012 filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 24, 2012

BAR HARBOR BANKSHARES

/s/ Joseph M. Murphy

Joseph M. Murphy
President and Chief Executive Officer

EXHIBIT INDEX

99.1      Press Release dated January 24, 2012